EXHIBIT 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ., CIPP/US ****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

PHILIP MAGRI, ESQ.******

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

******licensed in FL and NY

August 28, 2020

iCap Vault 1, LLC

Vault Holding 1, LLC

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

Re:	Registration Statement on Form S-11 (File No. 333-236458)

Ladies and Gentlemen:

We have acted as counsel to iCap Vault 1, LLC, a Delaware limited liability company (the “Company”), and Vault Holding 1, LLC, a Delaware limited liability company (the “Guarantor”), in connection with the Registration Statement on Form S-11 (File No. 333-236458) (as amended, the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of up to $500,000,000 aggregate principal amount of variable denomination floating rate demand notes of the Company (the “Debt Securities”) which will be guaranteed (the “Guarantee”) by Guarantor. The Debt Securities and Guarantee will be issued pursuant to that certain Indenture by and among the Company, the Guarantor and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement (the “Indenture”). The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, and the prospectus contained therein (the “Prospectus”).

In arriving at the opinion expressed below, we have examined (i) the Registration Statement, (ii) the Prospectus, (iii) the Company’s Certificate of Formation and Amended and Restated Limited Liability Company Operating Agreement, (iv) the Guarantor’s Certificate of Formation and Limited Liability Company Operating Agreement, (v) resolutions of the Manager of the Company and Guarantor relating to the authorization of the issuance of the Securities subject to the Registration Statement; and (vi) such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the genuineness of all signatures on documents reviewed by us.

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

iCap Vault 1, LLC

Vault Holding 1, LLC

August 28, 2020

For the purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law. As counsel to the Company and the Guarantor, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and the Guarantor and others as to factual matters without having independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when (i) the Indenture has been executed and delivered by the Company, the Guarantor and the Trustee and (ii) the Registration Statement has been declared effective and the Indenture qualified under the Trust Indenture Act of 1939, and assuming that (a) the terms of the Debt Securities and the Guarantee as executed and delivered are as described in the Registration Statement and the Prospectus, and (b)  the Debt Securities and the Guarantee are then issued and sold as contemplated in the Registration Statement and the Prospectus, then the Debt Securities and the Guarantee will constitute legally issued, valid and binding obligations of the Company and the Guarantor, respectively.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Furthermore, we express no opinion with respect to: (a) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights under applicable law, principles of equity or under the Indenture; (c) waivers of broadly or vaguely stated rights; (d) provisions for exclusivity, election or cumulation of rights or remedies; (e) provisions authorizing or validating conclusive or discretionary determinations; (f) grants of setoff rights; (g) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (h) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (i) proxies, powers and trusts; (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (k) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (l) the severability, if invalid, of provisions to the foregoing effect.

In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

iCap Vault 1, LLC

Vault Holding 1, LLC

August 28, 2020

With your consent, we have assumed for purposes of this opinion that: (i) each of the parties to the Indenture, the Debt Securities and the Guarantee (as applicable) other than the Company and its subsidiaries (including the Guarantor) (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite power and authority to execute and deliver and to perform its obligations under the Indenture, the Debt Securities and the Guarantee; and (c) has duly authorized, executed and delivered the Indenture and each such Debt Security and related Guarantee; (ii) that the Indenture, the Debt Securities and the Guarantee will have been duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto and will be, other than as to the Company and its subsidiaries (including the Guarantor) enforceable against it in accordance with their respective terms; and (iii) that the status of the Indenture, the Debt Securities and the Guarantee as legally valid and binding obligations of the respective parties thereto will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832